UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009
MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation or organization)

000-51826 (Commission File Number)	47-0956945 (I.R.S. Employer Identification No.)
Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8
(Address of Office)
(604) 684-1099
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
On September 24, 2009, Mercer International Inc. (the “Company”) announced the expiration and results of its offer to exchange (the “Exchange Offer”) any and all of its outstanding 8.5% Convertible Senior Subordinated Notes due 2010 (the “Old Notes”) previously commenced on July 13, 2009, extended on each of August 11, 2009 and August 25, 2009, and amended on September 9, 2009.
The Exchange Offer expired at 5:00 p.m., New York City time, on September 23, 2009. Under the terms of the Exchange Offer, holders of the Old Notes were offered to exchange each $1,000 principal amount of the Old Notes for: (i) $1,000 in principal amount of Mercer’s new 8.5% Convertible Senior Subordinated Notes due October 2011 (the “New Notes”); plus (ii) a premium of 17 shares of Mercer common stock (“Common Stock”); plus (iii) a premium of 15 warrants to purchase one share of Common Stock per warrant (the “Warrants”); and (iv) accrued and unpaid interest on the Old Notes to, but excluding, the settlement date of the Exchange Offer.
A copy of the Company’s press release announcing the expiration and results of the Exchange Offer is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release dated September 24, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.
/s/ David M. Gandossi
David M. Gandossi
Date: September 24, 2009	Chief Financial Officer

MERCER INTERNATIONAL INC.
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 24, 2009